As filed with the Securities and Exchange Commission on March 6, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GENTHERM INCORPORATED

(Exact name of registrant as specified in its charter)

Michigan	95-4318554
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

21680 Haggerty Rd., Ste. 101

Northville, MI 48167

(248) 504-0500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel R. Coker

President and Chief Executive Officer

Gentherm Incorporated

21680 Haggerty Rd., Ste. 101

Northville, MI 48167

(248) 504-0500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Michael S. Ben, Esq.

Honigman Miller Schwartz and Cohn LLP

2290 First National Building

660 Woodward Ave.

Detroit, MI 48226-3506

(313) 465-7316 (telephone)

Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Common stock, without par value		$		$$0
Preferred stock				0
Warrants to purchase common stock or preferred stock				0
Depositary shares representing shares of preferred stock				0
Rights				0
Units				0
Total				0
(1)

This registration statement registers an unspecified amount of securities of each identified class. No separate consideration will be received for common stock or preferred stock issued upon conversion of the preferred stock or depositary shares or upon exercise of warrants or rights registered hereunder, as the case may be. Offered securities registered hereunder may be sold separately or as units consisting of more than one type of security registered hereunder. The proposed maximum aggregate offering price per class of securities will be determined from time to time by the registrant in connection with the offering of the securities hereunder.

(2)

The registrant will pay registration fees pursuant to Rule 456(b) and Rule 457(r) in connection with offerings of securities hereunder, and will update this table by post-effective amendment or prospectus filed pursuant to Rule 424(b) to indicate the aggregate offering price of the securities offered and the amount of the registration fees paid.

PROSPECTUS

GENTHERM INCORPORATED

Common Stock
Preferred Stock
Warrants
Depositary Shares
Rights
Units

We may from time to time offer the following securities on terms to be determined at the time of the offering:

•	shares of common stock, without par value;
•	shares of preferred stock;
•	warrants to purchase common stock or preferred stock;
•	depositary shares representing shares of preferred stock;
•	rights; and
•	units.

Our common stock is traded on The NASDAQ Global Select Market (“Nasdaq”) under the symbol “THRM.” We will make applications to list any shares of common stock sold pursuant to a supplement to this prospectus on Nasdaq. We have not determined whether we will list any other securities we may offer on any exchange or over-the-counter market. If we decide to seek listing of any securities, the applicable prospectus supplement will disclose the exchange or market.

Our common stock, preferred stock, common stock warrants and preferred stock warrants, depositary shares representing shares of preferred stock and rights may be offered separately, or together as units, in separate classes or series, in amounts, at prices and on terms to be set forth in the applicable prospectus supplement.

The securities offered by this prospectus may be offered on a delayed or continuous basis and offered directly, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the securities offered by this prospectus, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. None of the securities offered by this prospectus may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of those securities.

Each prospectus supplement will also contain information, where applicable, about United States federal income tax considerations and any legend or statement required by state law or the Securities and Exchange Commission.

Investing in our securities involves risks. Please read carefully the section entitled “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 6, 2015

We have not authorized any underwriter, dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the applicable prospectus supplement or any free-writing prospectus that we may authorize to be delivered to you. We take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. This prospectus and the applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the applicable prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this prospectus and any prospectus supplement is accurate only as of the dates on their respective covers. When we deliver this prospectus and/or a prospectus supplement or make a sale pursuant to this prospectus and/or a prospectus supplement, we are not implying that the information is current as of the date of the delivery or sale.

References in this prospectus to the “Company,” “Gentherm,” “we,” “us,” “our Company,” and “our” mean Gentherm Incorporated (formerly known as Amerigon Incorporated).

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (“SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under the automatic shelf registration process, we may, over time, sell any combination of the securities described in this prospectus or in any applicable prospectus supplement in one or more offerings. This prospectus provides you with a general description of the securities we may offer. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. A prospectus supplement and any other offering material may also add, update or change information contained in this prospectus. Accordingly, to the extent inconsistent, information in or incorporated by reference in this prospectus is superseded by the information in the prospectus supplement and any other offering material related to such securities. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before considering an investment in the securities offered by that prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC, all of which are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file by visiting the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. General information about Gentherm, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at http://gentherm.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC; however, the information on our website that is not specifically described under “Incorporation of Certain Documents by Reference” is not incorporated into this prospectus and is not a part of this prospectus or any applicable prospectus supplement.

We have filed a registration statement on Form S-3 with the SEC covering the securities that may be sold under this prospectus. For further information on us and the securities being offered, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because this prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part and each summary is qualified in all respects by that reference and the exhibits and schedules thereto.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We incorporate by reference in this prospectus the documents listed below and all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (except for any reports or portions of reports that are furnished to the SEC) prior to the termination of this offering. This means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus:

•	our annual report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 2, 2015; and

•

the description of the common stock included in our registration statement on Form SB-2 (File No. 33-61702-LA) effective June 10, 1993, as filed with the SEC pursuant to the Securities Act, under the caption “Description of Securities” on pages 37 through 38 of the Prospectus and incorporated by reference into our initial registration statement on Form 8-A filed with the SEC pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Copies of all documents which are incorporated by reference in this prospectus and the applicable prospectus supplement (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference) will be provided without charge to each person, including any beneficial owner of the securities offered by this prospectus, to whom this prospectus or the applicable prospectus supplement is delivered, upon written or oral request. Requests should be directed to Gentherm Incorporated, Attention: Kenneth J. Phillips, 21680 Haggerty Rd., Ste. 101, Northville, MI 48167, telephone: (248) 504-0500.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference various “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify these forward-looking statements by our use of the words “believe,” “anticipate,” “plan,” “expect,” “may,” “might,” “should,” “will,” “intend,” “estimate” and similar expressions, whether in the negative or affirmative. These forward-looking statements represent our expectations or beliefs concerning future events, plans, strategies, intentions, expectations, objectives, goals or prospects.

We caution that although forward-looking statements reflect our good faith beliefs and reasonable judgment based upon current information, these statements are qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements, because of risks and uncertainties related to the final terms of the offering of the applicable securities and the final size of such offering, as well as the following aspects of our business: general economic and industry factors, which may impact the automotive industry, our key customers and suppliers, and us; our expansion efforts, including the construction of new manufacturing facilities; our ability to market and sell our products, which is subject to a lengthy sales cycle, and which depends on the success of our customers in the automotive and other industries; the cost and availability of raw materials; the manufacturing process, as well as our relationships with vendors and suppliers; our global operations, including the labor markets, government policies and economic stability in those foreign countries in which we have manufacturing and other significant operations; costs associated with compliance with applicable laws and regulations, including environmental laws; intense competition in the automotive component industry; protection of our intellectual property; contractual terms with our most significant customers; our dependence on certain key personnel; our ability to generate sufficient cash flows from operations, as well as the availability of additional capital on suitable terms; disruptions in the global economy and volatility in the financial markets; prior acquisitions and our ability to identify and realize anticipated benefits from future acquisitions; our substantial debt service obligations, including related financial and other restrictive covenants that may make it difficult for us to execute our business plans and react to changing industry conditions; government incentives for certain of our investments; and our reliance on information technology networks and systems.  Further, we have included important factors in the cautionary statements contained or incorporated by reference in this prospectus, particularly under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2014, and other periodic reports that we believe could cause our actual results to differ materially from the forward-looking statements that we make.

The forward-looking statements included in this report are made as of the date hereof, except those forward-looking statements made in documents incorporated by reference herein are made as of the date specified in such documents. Except as required by law, we do not undertake any obligation to update our forward-looking statements or the risk factors contained in this prospectus to reflect new information or future events or otherwise.

ABOUT US

Gentherm is a global technology and industry leader in the design, development, and manufacturing of innovative thermal management technologies.  We operate in locations aligned with our major customers’ product strategies in order to provide locally enhanced design, integration and production capabilities and to identify future thermal technology product opportunities in both automotive and other markets.  We concentrate our research on the development of new technologies that will enable new products, improve overall effectiveness of existing products and maximize customer satisfaction.  We also focus on developing new design applications from our existing technologies to create new products and market opportunities for thermal comfort solutions.

We were incorporated in 1991. Our principal executive offices are located at 21680 Haggerty Rd., Ste. 101, Northville, MI 48167, and our telephone number is (248) 504-0500.

If you want to find more information about us, please see the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus.

RISK FACTORS

Before investing in our securities, you should carefully consider the risks and uncertainties described in our reports we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are incorporated by reference herein, particularly under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2014, as well as such information set forth in this prospectus and any applicable prospectus supplement and any other information incorporated by reference.

USE OF PROCEEDS

We expect to use the net proceeds from the sale of the securities for general corporate purposes, unless otherwise specified in the prospectus supplement relating to any specific offering. Our general corporate purposes may include repaying debt, financing capital commitments and financing future acquisitions. If we decide to use the net proceeds from an offering in some other way, we will describe such use of the net proceeds in the prospectus supplement for that offering.

DESCRIPTION OF SECURITIES BEING OFFERED

Authorized Stock

The Restated Articles of Incorporation of Gentherm Incorporated as in effect on the date of this prospectus (the “Articles”) authorize the issuance of up to 59,991,000 shares of our capital stock, including 55,000,000 shares of common stock, without par value, and 4,991,000 shares of preferred stock, of which 25,000 shares have been designated as “Series B Preferred Stock.” As of March 6, 2015, we had issued and outstanding 35,854,853 shares of common stock and no shares of Series B Preferred Stock.

The authorized shares of our common stock and preferred stock in excess of those presently outstanding or specifically reserved are available for issuance at such times and for such purposes as our board of directors may deem advisable without further action by our shareholders, except as may be required by applicable laws or regulations, including stock exchange rules. These purposes may include stock dividends, stock splits, retirement of indebtedness, employee benefit programs, corporate business combinations, acquisitions of property or other corporate purposes. Because the holders of our common stock do not have preemptive rights, the issuance of common stock, other than on a pro rata basis to all current shareholders, would reduce the current shareholders’ proportionate interests. In any such event, however, shareholders wishing to maintain their interests may be able to do so through normal market purchases. Any future issuance of our common stock will be subject to the rights of holders of any shares of preferred stock we may issue in the future. See also “— Preferred Stock.”

Common Stock

Dividends.  Subject to the preferential rights of our Series B Preferred Stock as set forth in the Articles and any other class or series of our capital stock which may from time to time come into existence, holders of common stock are entitled to receive dividends on such shares out of our funds that we can legally use to pay dividends, when and if such dividends are declared by our board of directors. We have never paid any cash dividends on our common stock and do not anticipate paying dividends in the near future. Our bank credit facilities generally prohibit payment of dividends on our common stock so long as such facilities are outstanding.

Voting Rights.  Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of our board of directors. The holders of common stock have the power to vote on all matters presented to our shareholders; provided that holders of our Series B Preferred Stock are entitled to 1,000 votes per share on all matters submitted to our shareholders, each as set forth in the Articles. No shareholder is entitled to cumulate votes (i.e., to cast for any one or more candidates a number of votes greater than the number of such shareholder’s shares) except, in the case of a vote for directors, if the candidates’ names have been placed in nomination prior to commencement of the voting and a shareholder has given notice, on a timely basis in accordance with our Amended and Restated Bylaws (the “Bylaws”), of such shareholder’s intention to cumulate votes. If any shareholder gives such notice, every shareholder entitled to vote may cumulate votes for candidates equal to the number of directors to be elected multiplied by the number of votes to which such shareholder’s shares are entitled or distribute such shareholder’s votes on the same principle among any or all of the candidates as such shareholder thinks fit. In the election of directors, the nominees receiving the highest number of votes, up to the number of directors to be elected, will be elected.

Distribution on Liquidation or Dissolution.  Upon any liquidation, dissolution or winding up of the Company, voluntary or otherwise (a “Liquidation Event”), holders of the Series B Preferred Stock will have superior rights to holders of our common stock, subject to the rights of any series of preferred stock that may from time to time come into existence.

With respect to the Series B Preferred Stock, upon a Liquidation Event, no distribution can be made: (i) to the holders of shares of common stock, or any other shares of the Company’s capital stock ranking junior to the Series B Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up) unless, prior thereto, the holders of shares of Series B Preferred Stock have received an amount per share (the “Series B Liquidation Preference”) equal to $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series B Preferred Stock will be entitled to receive an aggregate amount per share, subject to the adjustment provisions set forth in the Articles, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of common stock; or (ii) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except distributions made ratably on the Series B Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Company at any time declares or pays any dividend on the common stock payable in shares of common stock, or effects a subdivision, combination or consolidation of the outstanding shares of common stock (by reclassification or otherwise than by payment of a dividend in shares of common stock) into a greater or lesser number of shares of common stock, then in each such case the aggregate amount to which holders of shares of Series B Preferred Stock are entitled immediately prior to such event under the proviso in clause (i) of the preceding sentence will be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of common stock outstanding immediately after such event and the denominator of which is the number of shares of common stock outstanding immediately prior to such event. In the event, however, that there are not sufficient assets available to permit payment in full of the Series B Liquidation Preference and the liquidation preferences of all other classes and series of stock of the Corporation, if any, that rank on parity with the Series B Preferred Stock in respect thereof, then the assets available for such distribution will be distributed ratably to the holders of the Series B Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences.

Upon a Liquidation Event, subject to liquidation preference granted to the holders of any outstanding shares of our preferred stock and after the payment of all of our debts and other liabilities, the holders of our common stock will be entitled to share ratably in all assets legally available for distribution to our shareholders.

Rights Agreement.  Each outstanding share of our common stock has attached to it one preferred share purchase right (a “Right”). Each Right entitles the registered holder, upon exercise, to purchase from the Company 1/1,000th of a share of Series B Preferred Stock at a price of $20.00 per 1/1,000th of a share of Series B Preferred Stock, subject to adjustment (the “Purchase Price”). The description and terms of the Rights are set forth in a Rights Agreement, dated January 26, 2009, between the Company and Computershare Trust Company, N.A. as Rights Agent, as amended on March 30, 2011 (the “Rights Agreement”), which is incorporated by reference as an exhibit into the registration statement of which this prospectus is a part.

Currently, the Rights are attached to all common stock certificates and no separate Rights certificates have been issued. Separate certificates evidencing the Rights will be mailed to holders of record of the common stock as of the close of business on the earlier to occur of (i) the tenth business day following the public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 15% or more of our outstanding common stock or (ii) the tenth business day (or such later day as the board of directors may determine) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of our outstanding common stock (the earlier of such dates being the “Distribution Date”).

The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), (i) the Rights will be transferred with and only with the common stock, (ii) new common stock certificates issued after February 10, 2009 (the “Record Date”) upon transfer or new issuance of common stock will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for common stock outstanding as of the Record Date will also constitute the transfer of the Rights associated with the common stock represented by such certificates.

The Rights are not exercisable until the Distribution Date. The Rights will expire on January 26, 2019 (the “Expiration Date”), unless the Expiration Date is amended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

If a person or group becomes an Acquiring Person at any time after the date of the Rights Agreement (with certain limited exceptions), each holder of a Right will thereafter have the right to receive, upon exercise, common stock (or, in certain circumstances, preferred stock or other similar securities of the Company) having a market value equal to two times the Purchase Price. Notwithstanding any of the foregoing, following the existence of an Acquiring Person, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

In the event the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then-current Purchase Price, that number of shares of common stock of the acquiring company, which at the time of such transaction have a market value equal to two times the Purchase Price.

At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding common stock, the board of directors may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one share of common stock, or 1/1,000th of a share of Series B Preferred Stock (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

At any time prior to the Distribution Date, the board of directors may redeem the Rights, in whole but not in part, at a price of $0.01 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time on such basis with such conditions as the board of directors, in its sole discretion, may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

The terms of the Rights may be amended by the board of directors without the consent of the holders of the Rights, except that from and after the Distribution Date no such amendment may adversely affect the interests of the holders of the Rights (other than the Acquiring Person).

The number of outstanding Rights and the number of 1/1,000th of a share of Series B Preferred Stock issuable upon exercise of each Right are subject to adjustment under certain circumstances. Because of the nature of the Series B Preferred Stock’s dividend, liquidation and voting rights, the value of the 1/1,000th interest in a share of Series B Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of our common stock.

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. As of March 6, 2015, we had not issued any shares of Series B Preferred Stock.

The Rights will not prevent a takeover of the Company, but the Rights may cause substantial dilution to a person or group that acquires 15% or more of the outstanding common stock. The Rights should not interfere with any merger or other business combination approved by the board of directors, however.

Other Rights and Restrictions.  Each share of common stock has equal distribution, liquidation and other rights, and has no preference, conversion, sinking fund, redemption or preemptive rights.

Whenever quarterly dividends or other dividends or distributions payable on the Series B Preferred Stock are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Preferred Stock outstanding have been paid in full, the Company cannot: (i) declare or pay dividends, or make any other distributions, on any shares of common stock, or any other shares of the Company’s capital stock ranking junior to the Series B Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up); (ii) declare or pay dividends, or make any other distributions, on any shares of the Company’s capital stock ranking on parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except dividends paid ratably on the Series B Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; (iii) redeem or purchase or otherwise acquire for consideration shares of common stock, or any other shares of the Company’s capital stock ranking junior to the Series B Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up), provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (both as to dividends and upon dissolution, liquidation or winding up) to the Series B Preferred Stock; or (iv) redeem or purchase or otherwise acquire for consideration any shares of Series B Preferred Stock, or any shares of stock ranking on parity with the Series B Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the board of directors) to all holders of such shares upon such terms as the board of directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, determines will result in fair and equitable treatment among the respective series or classes.

Transfer Agent and Registrar.  The transfer agent and registrar for our common stock is ComputerShare Trust Company, N.A.

Listing on The NASDAQ Global Select Market.  Our common stock is listed on The NASDAQ Global Select Market under the symbol “THRM.”

Preferred Stock

General. We are authorized to issue up to 4,991,000 shares of preferred stock, of which 25,000 shares have been designated as Series B Preferred Stock. The Articles authorize our board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the preferences, rights (including voting and conversion rights), and other terms of such series. We believe that the ability of our board of directors to issue one or more series of preferred stock provides us with increased flexibility in meeting corporate needs.

Existing Series. See “— Common Stock” above for a description of the rights, preferences, privileges and restrictions of the Series B Preferred Stock.

Future Series. We urge you to read carefully the Articles and the amendment to the Articles we will file in relation to an issue of any particular series of preferred stock before you buy any preferred stock. This section describes the general terms and provisions of the preferred stock we may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the series of the preferred stock then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

Our board of directors may, without further action of the shareholders except as may be required by applicable laws or regulations including stock exchange rules, determine and set forth in an amendment to the Articles the following for each series of preferred stock:

•	the serial designation and the number of shares in that series;

•

the dividend rate or rates, whether dividends will be cumulative and, if so, from what date, the payment date or dates for dividends, and any participating or other special rights with respect to dividends;

•	any voting powers of the shares;

•	whether the shares will be redeemable and, if so, the price or prices at which, and the terms and conditions on which the shares may be redeemed;

•

the amount or amounts payable upon the shares in the event of voluntary or involuntary liquidation, dissolution or winding up of us prior to any payment or distribution of our assets to any class or classes of our stock ranking junior to the preferred stock;

•

whether the shares will be entitled to the benefit of a sinking or retirement fund and, if so entitled, the amount of the fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through the application of the fund;

•

whether the shares will be convertible into, or exchangeable for, shares of any other class or of any other series of the same or any other class of our stock or the stock of another issuer, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments to the conversion price or rates of exchange at which the conversion or exchange may be made, and any other terms and conditions of the conversion or exchange; and

•

any other preferences, privileges and powers, and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions, as our board of directors may deem advisable and as are not inconsistent with the provisions of the Articles.

The preferred stock, when issued, will be fully paid and non-assessable. Unless the applicable prospectus supplement provides otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which may be issued by us in the future. The transfer agent and registrar for the preferred stock will be specified in the applicable prospectus supplement.

In addition to the voting rights set forth in our Articles, holders of our shares of preferred stock have certain voting rights pursuant to the Michigan Business Corporation Act (the “MBCA”). Pursuant to the MBCA, the holders of the outstanding shares of a class of our capital stock have the right to vote as a class upon a proposed amendment to our Articles if the amendment would increase or decrease the aggregate number of authorized shares of such class, or alter or change the powers, preferences or special rights of the shares of such class or other classes so as to affect such class adversely. If a proposed amendment to our Articles would alter or change the powers, preferences or special rights of a class of our capital stock so as to adversely affect one or more series of such class, but not the entire class, then only the shares of the one or more series affected by the amendment will as a group be considered a single class for purposes of such voting rights. Additionally, if a plan of merger is adopted by our board of directors and such plan of merger contains a provision that, if contained in a proposed amendment to our Articles would entitle a class or series of our shares of capital stock to vote as a class on such amendment, such class or series is entitled to vote as a class with respect to such plan of merger. If our board of directors adopts a share exchange, any class or series of our shares of capital stock which is included in such exchange is entitled to vote as a class with respect to such share exchange. Except with respect to additional class voting rights set forth in our Articles, under the MBCA a class or series of our capital stock is not entitled to vote as a class in the case of a merger or share exchange if our board of directors determines on a reasonable basis that the class or series is to receive consideration under the plan of merger or share exchange that has a fair value that is not less than the fair value of the shares of the class or series on the date of adoption of the plan.

Warrants

General. This section describes the general terms and provisions of the warrants that we may offer pursuant to this prospectus. The applicable prospectus supplement will describe the specific terms of the warrants then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

We may issue warrants for the purchase of common stock or preferred stock. Warrants may be issued alone or together with common stock or preferred stock offered by any prospectus supplement and may be attached to or separate from those securities. Each series of warrants will be issued under warrant agreements between us and a bank or trust company, as warrant agent, which will be described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not act as an agent or trustee for any holders or beneficial holders of warrants.

This section summarizes the general terms and provisions of the forms of warrant agreements and warrant certificates. Because this is only a summary, it does not contain all of the details found in the full text of the warrant agreements and the warrant certificates. We urge you to read the applicable form of warrant agreement and the form of warrant certificate that we will file in relation to an issue of any warrants.

If warrants for the purchase of common stock or preferred stock are offered, the applicable prospectus supplement will describe the terms of those warrants, including the following if applicable:

•	the offering price;

•

the total number of shares that can be purchased upon exercise and, in the case of warrants for preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise;

•	the designation and terms of the series of preferred stock with which the warrants are being offered and the number of warrants being offered with each share of common stock or preferred stock;

•	the date on and after which the holder of the warrants can transfer them separately from the related common stock or series of preferred stock;

•	the number of shares of common stock or preferred stock that can be purchased upon exercise and the price at which the common stock or preferred stock may be purchased upon exercise;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	United States federal income tax consequences; and

•	any other terms of the warrants.

Unless the applicable prospectus supplement provides otherwise, warrants will be in book-entry form only. Until any warrants to purchase preferred stock or common stock are exercised, holders of the warrants will not have any rights of holders of the underlying preferred stock or common stock, including any right to receive dividends or any voting rights.

If warrants are issued in certificated form, a holder of warrant certificates may:

•	exchange them for new certificates of different denominations;

•	present them for registration of transfer; and

•	exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

Exercise of Warrants. Each holder of a warrant is entitled to purchase the number of shares of common stock or preferred stock at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates, or a later date if we extend the time for exercise, unexercised warrants will become void.

Unless the applicable prospectus supplement provides otherwise, a holder of warrants may exercise them by following the general procedure outlined below:

•	delivering to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

•	properly completing and signing the reverse side of the warrant certificate representing the warrants; and

•	delivering the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price. After you have completed those procedures, we will, as soon as practicable, issue and deliver to you preferred stock or common stock that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to Warrant Agreements. Unless the applicable prospectus supplement provides otherwise, the following describes generally the provisions relating to amending and supplementing the warrant agreements.

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants if the changes are not inconsistent with the provisions of the warrants and do not materially adversely affect the interests of the holders of the warrants. We and the warrant agent may also modify or amend a warrant agreement and the terms of the warrants if a majority of the then outstanding unexercised warrants affected by the modification or amendment consent. However, no modification or amendment that accelerates the expiration date, increases the exercise price, reduces the majority consent requirement for any modification or amendment or otherwise materially adversely affects the rights of the holders of the warrants may be made without the consent of each holder affected by the modification or amendment.

Warrant Adjustments. The warrant certificate and the applicable prospectus supplement will describe the events requiring adjustment to the warrant exercise price or the number or principal amount of securities issuable upon exercise of the warrant.

Depositary Shares

General. We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Shares of preferred stock of each series represented by the depositary shares will be deposited under a separate deposit agreement to be entered into between us, the depositary named therein and the holders of the depositary receipts. Subject to the terms of the deposit agreement, each depositary receipt owner will be entitled, in proportion to the fractional interest of a share of a particular series of preferred stock represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred stock represented thereby.

Depositary receipts issued pursuant to the applicable deposit agreement will evidence the depositary shares. Immediately following our issuance and delivery of the preferred stock to the depositary, we will cause the depositary to issue, on our behalf, the depositary receipts. Upon request, we will provide you with copies of the applicable form of deposit agreement and depositary receipt.

Dividends and Other Distributions. The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of depositary receipts owned by the holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled thereto. If the depositary determines that it is not feasible to make such distribution, the depositary may, with our approval, sell the property and distribute the net proceeds from such sale to the holders.

Withdrawal of Stock. Upon surrender of the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption, the holders thereof will be entitled to delivery, to or upon such holders’ order, of the number of whole or fractional shares of the preferred stock and any money or other property represented by the depositary shares evidenced by the depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement. Thereafter, holders of such shares of preferred stock will not be entitled to receive depositary shares for the preferred stock. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the depositary will deliver to the holder a new depositary receipt evidencing the excess number of depositary shares.

Redemption of Depositary Shares. Provided we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the redemption date, whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable with respect to the preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected as nearly as may be practicable without creating fractional depositary shares, pro rata, or by any other equitable method we determine.

From and after the date fixed for redemption, all dividends in respect of the shares of preferred stock so called for redemption will cease to accrue, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any monies payable upon such redemption and any money or other property to which the holders of such depositary receipts are entitled to receive upon such redemption upon surrender to the depositary of the depositary receipts representing the depositary shares.

Voting of the Preferred Stock. Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares that represent such preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by such holder’s depositary shares. The depositary will vote the amount of preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. If the depositary does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares, it will abstain from voting the amount of preferred stock represented by such depositary shares. The depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from the depositary’s negligence or willful misconduct.

Liquidation Preference. Upon our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary share evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of Preferred Stock. The depositary shares are not convertible into our common stock or any other of our securities or property. Nevertheless, if the applicable prospectus supplement so specifies, the holders of the depositary receipts may surrender their depositary receipts to the depositary with written instructions to the depositary to instruct us to cause conversion of the preferred stock represented by the depositary shares evidenced by such depositary receipts into whole shares of common stock, other shares of our preferred stock or other shares of our capital stock, and upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion of the depositary shares utilizing the same procedures as those provided for delivery of preferred stock to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, the depositary will issue a new depositary receipt for any depositary shares not to be converted. No fractional shares of common stock will be issued upon conversion, and if such conversion will result in a fractional share being issued, we will pay an amount in cash equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

Amendment and Termination of the Deposit Agreement. By agreement, we and the depositary at any time can amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to holders of the related preferred stock will be effective only if the existing holders of at least two-thirds of the depositary shares have approved the amendment. No amendment will impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time an amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to consent and agree to the amendment and to be bound by the deposit agreement as amended thereby.

Upon 30 days prior written notice to the depositary, we may terminate the deposit agreement if a majority of each series of preferred stock affected by such termination consents to such termination. Upon the termination of the deposit agreement, the depositary will deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by the depositary receipts together with any other property held by the depositary with respect to the depositary receipt.

The deposit agreement will automatically terminate if (i) all outstanding depositary shares are redeemed, (ii) there is a final distribution in respect of the related preferred stock in connection with our liquidation, dissolution or winding up and such distribution is distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock or (iii) each share of the related preferred stock is converted into our capital stock not so represented by depositary shares.

Charges of Depositary. We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay certain other transfer and other taxes and governmental charges. The holders will also pay the fees and expenses of the depositary for any duties, outside of those expressly provided for in the deposit agreement, the holders request to be performed.

Resignation and Removal of Depositary. The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary.  Any such resignation or removal will take effect upon the appointment of a successor depositary. A successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of $50,000,000 or more.

Miscellaneous. The depositary will forward to holders of depositary receipts any reports and communications from us which are received by the depositary with respect to the related preferred stock.

Neither we nor the depositary will be liable if either of us is prevented from or delayed in performing our obligations under the deposit agreement as a result of law or any circumstances beyond our control. Our obligations and the depositary’s obligations under the deposit agreement will be limited to performing the duties thereunder in good faith and without negligence, in the case of any action or inaction in the voting of preferred stock represented by the depositary shares, gross negligence or willful misconduct. If satisfactory indemnity is furnished, we and the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of preferred stock represented thereby. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock represented by depositary receipts for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

In the event the depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary will be entitled to act on our claims, requests or instructions.

Rights

We may from time to time issue rights to our shareholders for the purchase of common stock, preferred stock or other securities. See “—Common Stock—Rights Agreement” for a description of the Series B Preferred Stock purchase rights.  Each series of rights will be issued under a separate rights agreement to be entered into between us, from time to time, and a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement relating to the particular issue of rights. The rights agent will act solely as an agent of ours in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part at or prior to the time of the issuance of such series of rights.

The applicable prospectus supplement will describe the terms of the rights to be issued, including the following where applicable:

•	the date for determining the shareholders entitled to the rights distribution;

•	the aggregate number of shares of common stock or other securities purchasable upon exercise of the rights and the exercise price and any adjustments to such exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which the rights may be transferable separately;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire;

•	any special United States federal income tax consequences; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Units

We may issue securities in units, each consisting of two or more types of securities. For example, we might issue units consisting of a combination of common stock and warrants to purchase common stock. If we issue units, the prospectus supplement relating to the units will describe the terms of each of the securities that is a component of the units. In addition, the prospectus supplement relating to the units will describe the terms of any units we issue, including as applicable:

•	whether, and under what circumstances, the securities comprising such units may be held or transferred separately;

•	whether we will apply to have the units traded on a securities exchange or securities quotation system;

•	any material United States federal income tax consequences; and

•	how, for United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

The applicable prospectus supplement will also describe any unit agreement that may be entered into in connection with the offering and sale of the units and, if applicable, collateral or depositary arrangements relating to such units.

IMPORTANT PROVISIONS OF OUR GOVERNING DOCUMENTS AND MICHIGAN LAW

Limitation of Liability

The Articles provide that, to the full extent permitted by the MBCA, or any other applicable laws presently or hereafter in effect, no director of our Company will be personally liable to the Company or its shareholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Company. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. These provisions will not limit the liability of directors under federal securities laws.

Certain Anti-Takeover Matters

General.  Various provisions of the MBCA, the Articles and the Bylaws could have the effect of discouraging, delaying or preventing a third party from accumulating a large block of our capital stock, engaging in a tender offer and making offers to acquire us, and of inhibiting a change in control, all of which could adversely affect our shareholders’ ability to receive a premium for their shares in connection with any such transaction. Such provisions noted below are intended to encourage persons seeking to acquire control of us to negotiate first with our board of directors and to discourage certain types of coercive takeover practices and inadequate takeover bids. The following paragraphs summarize applicable provisions of the MBCA, the Articles and the Bylaws; for a complete description, we refer you to the MBCA, as well as the Articles and the Bylaws which we have incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Number of Directors.  The Bylaws currently provide that the number of directors of the Company will not be less than five nor more than nine. The exact number of directors is to be specified by a resolution duly adopted by the board of directors or shareholders. The current authorized number of directors of the Company is set at nine directors and is to remain so unless and until the authorized number of directors is modified in accordance with the terms of the Bylaws and the Articles. The Bylaws provide that (i) subject to any further restrictions in the Articles, a change to the Bylaws specifying or changing a fixed number of directors or the maximum or minimum number of directors or changing from a fixed to a variable board or vice versa may only be adopted by approval of the outstanding shares; provided, however, that a Bylaw or amendment of the Articles reducing the fixed number or the minimum number of directors to a number less than five cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than 16-2/3% of the outstanding shares entitled to vote, and (ii) no amendment may change the stated maximum number of authorized directors to a number greater than two times the stated minimum number of directors minus one. These provisions may restrict the ability of a third party to remove incumbent directors and simultaneously gain control of the board of directors by filling the vacancies created by removal with its own nominees.

Advance Notice Requirement.  The Bylaws set forth advance notice procedures with regard to the nomination of candidates for election as directors or the proposal of other business to be presented at meetings of shareholders. These procedures provide that notice of such shareholder proposals must be timely, reflect a proper matter for shareholder action and comply with various disclosure obligations. The advance notice requirements may have the effect of precluding the consideration of certain business at a meeting if the notice procedures are not properly followed.

Rights Agreement.  Pursuant to the Articles, if the Company enters into any consolidation, merger, combination or other transaction in which the shares of common stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series B Preferred Stock at the same time is to be similarly exchanged or changed into an amount per share, subject to the adjustment provisions in the Articles, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of common stock is changed or exchanged. If the Company at any time declares or pays any dividend on the common stock payable in shares of common stock, or effects a subdivision, combination or consolidation of the outstanding shares of common stock (by reclassification or otherwise than by payment of a dividend in shares of common stock) into a greater or lesser number of shares of common stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Preferred Stock is to be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of common stock outstanding immediately after such event and the denominator of which is the number of shares of common stock outstanding immediately prior to such event. See also “Description of Securities Being Offered—Common Stock—Rights Agreement” for additional anti-takeover impacts of the Rights Agreement.

Blank Check Preferred Stock.  Our board of directors has the authority under the Articles to issue other preferred stock with rights superior to the rights of the holders of common stock without shareholder approval. Our preferred stock could be deemed to have an anti-takeover effect in that, if a hostile takeover situation should arise, shares of preferred stock could be issued to purchasers sharing views with our management or others in such a way as to render more difficult or to discourage a merger, tender offer, proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management.

The effects of the issuance of the preferred stock on the holders of our common stock could include:

•	reduction of the amount otherwise available for payments of dividends on common stock if dividends are payable on the series of preferred stock;

•	restrictions on dividends on our common stock if dividends on the series of preferred stock are in arrears;

•	dilution of the voting power of our common stock if the series of preferred stock has voting rights, including a possible “veto” power;

•	dilution of the equity interest of holders of our common stock if the series of preferred stock is convertible, and is converted, into our common stock; and

•

restrictions on the rights of holders of our common stock to share in our assets upon liquidation until satisfaction of any liquidation preference granted to the holders of the series of preferred stock.

Business Combination Act.  The Company is subject to the provisions of Chapter 7A of the MBCA. In general, subject to certain exceptions, the MBCA prohibits a Michigan corporation from engaging in a “business combination” with an “interested shareholder” for a period of five years following the date that such shareholder becomes an interested shareholder, unless (i) prior to such date, the board of directors approves the business combination or (ii) on or subsequent to such date, the business combination is approved by at least 90% of the votes of each class of the corporation’s stock entitled to vote and by at least two-thirds of such voting stock not held by the interested shareholder or such shareholder’s affiliates. The MBCA defines a “business combination” to include certain mergers, consolidations, dispositions of assets or shares and recapitalizations. An “interested shareholder” is defined by the MBCA to include a beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Honigman Miller Schwartz and Cohn LLP, Detroit, Michigan, and for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements, schedules, and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth all expenses in connection with the distribution of the securities being registered. All amounts shown below are estimates:

Securities and Exchange Commission registration fee	$	*
Accountants’ fees and expenses	$	**
Legal fees and expenses	$	**
Printing expenses	$	**
Miscellaneous	$	**
Total	$	**

________________

*	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).
**	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.  Indemnification of Directors and Officers.

Our Restated Articles of Incorporation (the “Articles”) authorize us to indemnify officers, employees or agents of the Company to the fullest extent permitted by the Michigan Business Corporation Act (the “MBCA”) or any other applicable laws.  Our Amended and Restated Bylaws (the “Bylaws”) require us, to the maximum extent permitted by the MBCA, to indemnify each of our officers and directors against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding arising by reason of the fact that any such person is or was an agent of our Company, provided that generally such indemnification rights for proceedings initiated by any such person will only be available if such proceedings were authorized by the board of directors. The Bylaws authorize us to provide such other indemnification to directors, officers, employees and agents as permitted by law and authorized by the board. For purposes of the Bylaws, an “agent” of our Company includes any person who is or was a director or officer of the Company; or a director or officer of the Company that is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; or was a director, officer, employee or agent of a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation.

The Articles provide that, to the full extent permitted by the MBCA, or any other applicable laws presently or hereafter in effect, no director of our Company will be personally liable to the Company or our shareholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Company.

Under Sections 561-571 of the MBCA, directors and officers of a Michigan corporation may be entitled to indemnification by the corporation against judgments, expenses, fines and amounts paid by the director or officer in settlement of claims brought against them by third persons or by or in the right of the corporation if the statutory standard (defined below) is met. In particular, Section 561 of the MBCA provides that a Michigan corporation has the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding (provided that generally the director did not (i) receive a financial benefit to which he was not entitled, (ii) intentionally inflict harm on the corporation or its shareholders, (iii) violate Section 551 of the MBCA relating to loans, dividends and distributions, or (iv) intentionally commit a criminal act, collectively, the “statutory standard”), and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. In addition, Section 562 of the MBCA provides that a Michigan corporation has the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit if the statutory standard is met. The MBCA does not permit indemnification for a claim, issue or matter in which the person has been found liable to the corporation unless application for indemnification is made to, and ordered by, the court conducting the proceeding or another court of competent jurisdiction.

Section 563 of the MBCA provides that a director or officer who has been successful on the merits or otherwise in defense of an action, suit or proceeding referred to in Sections 561 and 562 of the MBCA, or in defense of a claim, issue, or matter in any such action, suit, or proceeding, shall be indemnified by the corporation against actual and reasonable expenses, including attorneys’ fees, incurred by him or her in connection with the action, suit or proceeding, and any action, suit, or proceeding brought to enforce this mandatory indemnification.

The foregoing statements are subject to the detailed provisions of the MBCA, the Articles and the Bylaws.

In addition, any underwriting agreement that we may enter into in connection with any sale of securities hereunder may provide that the underwriters are obligated, under certain circumstances to indemnify our directors, officers and controlling persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended.  To the extent we enter into any such agreement, we will file it as an exhibit to a current report on Form 8-K, which will be incorporated by reference into this registration statement.

Item 16.  Exhibits.

The list of exhibits is incorporated by reference to the Index to Exhibits on page II-5.

Item 17.  Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided however, That paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant herby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northville, State of Michigan, on March 6, 2015.

GENTHERM INCORPORATED

By:	/s/ Daniel R. Coker
Name: Daniel R. Coker Title: President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes Daniel R. Coker and Barry G. Steele, or either of them, each with full power of substitution, to execute in the name and on behalf of such person any amendment to this registration statement, including post-effective amendments, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this registration statement as the registrant deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel R. Coker	Director, President and Chief Executive	March 6, 2015
Daniel R. Coker	Officer (Principal Executive Officer)

/s/ Barry G. Steele	Chief Financial Officer (Principal Financial	March 6, 2015
Barry G. Steele	Officer and Principal Accounting Officer)

/s/ Oscar B. Marx III	Director, Chairman of the Board	March 6, 2015
Oscar B. Marx III

/s/ Lewis Booth	Director	March 6, 2015
Lewis Booth

/s/ Francois J. Castaing	Director	March 6, 2015
Francois J. Castaing

/s/ Sophie Desormière	Director	March 6, 2015
Sophie Desormière

/s/ Maurice E.P. Gunderson	Director	March 6, 2015
Maurice E.P. Gunderson

/s/ Carlos Mazzorin	Director	March 6, 2015
Carlos Mazzorin

/s/ Franz Scherer	Director	March 6, 2015
Franz Scherer

/s/ Byron Shaw	Director	March 6, 2015
Byron Shaw

INDEX TO EXHIBITS

Exhibit No.	Exhibit

1	Form of underwriting agreement or purchase agreement for equity securities(1)

4(a)	Restated Articles of Incorporation of Gentherm Incorporated, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 7, 2014

4(b)

Amended and Restated Bylaws of Gentherm Incorporated, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 2, 2013, as amended by the First Amendment to the Amended and Restated Bylaws of Gentherm Incorporated, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 21, 2013

4(c)

Rights Agreement, dated January 26, 2009, between the Company and Computershare Trust Company, N.A., incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on January 27, 2009, as amended by the Amendment to Rights Agreement, dated March 30, 2011, incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 31, 2011

4(d)	Form of warrant agreement (including form of warrant certificate)(1)

4(e)	Form of Certificate of Amendment to Restated Articles of Incorporation for preferred stock (including form of preferred stock certificate)(1)

4(f)	Form of deposit agreement (including form of depositary certificate)(1)

4(g)	Form of rights agreement (including form of rights certificate)(1)

4(h)	Form of unit agreement (including form of unit certificate)(1)

5	Opinion of Honigman Miller Schwartz and Cohn LLP

23(a)	Consent of Grant Thornton LLP

23(b)	Consent of Honigman Miller Schwartz and Cohn LLP (included in Exhibit 5)

24	Power of Attorney (included on signature page)

________________

(1)	To be filed by amendment with a prospectus supplement or incorporated by reference from a Current Report on Form 8-K.